UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 14, 2008 (January 8, 2008)
FREMONT GENERAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	001-08007	95-2815260

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2425 Olympic Boulevard
3rd Floor
Santa Monica, California	90404

(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, Including Area Code)  (310) 315-5500
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On January 14, 2008, Fremont General Corporation (the “Company”) doing business primarily through its wholly-owned bank subsidiary, Fremont Investment & Loan (“FIL”) issued a press release to announce that FIL has entered into a definitive agreement to sell its Irving, Texas loan servicing facility.
The full text of the press release issued is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Frank Taylor, Jr. vs. Fremont General Corporation, et al.
On January 8, 2008, a purported shareholder derivative complaint, entitled Frank Taylor, Jr. vs. Fremont General Corporation, et al., was filed in the United States District Court for the Central District of California. The derivative complaint was brought for the benefit of the Company against former members of the Company and alleges that all of such individuals breached their fiduciary duties, resulting in substantial monetary losses and other damages to the Company, and that the former Chairman of the Board engaged in insider trading and was thereby unjustly enriched.
The derivative complaint seeks, among other things, (i) unspecified damages equal to the amount by which the Company has been damaged by the defendants as a result of their breach of fiduciary duties; (ii) the establishment of a constructive trust in favor of the Company for both the amount of proceeds received by the former Chairman from both the sale of his Company common stock during the period specified in the complaint as well as for proceeds otherwise derived from his service as a director and/or executive officer of the Company; (iii) an order requiring the former Chairman to disgorge to the Company all proceeds derived from his sale of Company common stock during the period specified in the complaint in addition to all proceeds otherwise derived from his service as a director and/or executive officer of the Company; (iv) the establishment of a constructive trust in favor of the Company for proceeds derived from the service by the former President and Chief Executive Officer and Executive Vice President and Chief Operating Officer as directors and/or executive officers of the Company; and (v) an award to the plaintiff of costs and disbursements of action, including reasonable attorneys’ and experts’ fees, costs and expenses.
The Company believes that the purported derivative complain is facially defective, as it was served without making a prior demand on the current Board of Directors, as required by law.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit
Number	Description

Exhibit 99.1	Press Release of Fremont General Corporation, dated January 14, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREMONT GENERAL CORPORATION
Date: January 14, 2008
	By:	/s/ Stephen H. Gordon
	Name:	Stephen H. Gordon
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 99.1	Press Release of Fremont General Corporation, dated January 14, 2008